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Exhibit 1.1

MILLICOM INTERNATIONAL CELLULAR S.A.

société anonyme

siège: L-3372 Leudelange, 15 Rue Léon Laval
R.C.S. Luxembourg B 40.630

STATUTS COORDONNES.

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  CONSTITUTION, acte de Me Joseph Kerschen, notaire, alors de résidence à Luxembourg-Eich, du 16 juin 1992, publié au Recueil Spécial du Mémorial C n° 395 du 11 septembre 1992.

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  MODIFICATION, acte de Me Joseph KERSCHEN, notaire, alors de résidence à Luxembourg-Eich, du 28 juillet 1992, publié au Recueil Spécial du Mémorial C n° 395 du 11 septembre 1992.

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  MODIFICATION, acte de Me Joseph KERSCHEN, notaire alors de résidence à Luxembourg-Eich, du 31 mars 1993, publié au Recueil Spécial du Mémorial C n° 319 le 5 juillet 1993.

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  MODIFICATION, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 30 décembre 1993, publié au Recueil Spécial du Mémorial C numéro 151 du 20 avril 1994.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 28 février 1994, publié au Recueil Spécial du Mémorial C numéro 254 du 28 juin 1994.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 7 mars 1994, publié au Recueil Spécial du Mémorial C numéro 254 du 28 juin 1994.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 14 avril 1994, publié au Recueil Spécial du Mémorial C numéro 309 du 22 août 1994.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 19 avril 1995, publié au Recueil Spécial du Mémorial C numéro 376 du 8 août 1995.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 17 avril 1996, publié au Recueil Spécial du Mémorial C numéro 369 du 1er août 1996,

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 22 mai 1996, publié au Recueil Spécial du Mémorial C numéro 419 du 28 août 1996,

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 24 juin 1997, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 568 du 17 octobre 1997,

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 10 septembre 1997, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 687 du 8 décembre 1997.

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  AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 18 septembre 1997, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 717 du 23 décembre 1997.

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  ACTE RECTIFICATIF, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 22 janvier 1998, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 313 du 6 mai 1998, pages 15010 - 15012,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 22 janvier 1998, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 313 du 6 mai 1998, pages 15013 - 15015,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 22 janvier 1998, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 313 du 6 mai 1998, pages 15016 - 15017,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 29 octobre 1998, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 52 du 29 janvier 1999,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 28 octobre 1999, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 31 du 11 janvier,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 14 septembre 2000, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 233 du 30 mars 2001.

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 22 novembre 2001, publié au Mémorial C Recueil Spécial des Sociétés et Associations, numéro 535 du 5 avril 2002,

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  MODIFICATION, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 28 mai 2002, publié au Recueil Spécial du Mémorial C numéro 1262 du 30 août 2002,

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  CONSTAT D'AUGMENTATION DE CAPITAL, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 19 décembre 2002, publié au Mémorial C Recueil des Sociétés et Associations, numéro 158 du 14 février 2003,

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  MODIFICATION, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 17 février 2003, publié au Mémorial C Recueil des Sociétés et Associations numéro 362 du 3 avril 2003,

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  MODIFICATION, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, du 27 mai 2003, publié au Mémorial C Recueil des Sociétés et Associations numéro 724 du 9 juillet 2003,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 17 octobre 2003, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1190 du 13 novembre 2003,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 16 décembre 2003, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, , publié au Mémorial C Recueil des Sociétés et Associations, numéro 51 du 15 janvier 2004,

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  MODIFICATION du 16 février 2004, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 294 du 13 mars 2004,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 30 avril 2004, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 523 du 19 mai 2004,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 28 juillet 2004, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 877 du 30 août 2004

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  MODIFICATION du 14 septembre 2004, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1214 du 26 novembre 2004,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 16 décembre 2004, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1331 du 31 décembre 2004

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  CONSTAT D'AUGMENTATION DE CAPITAL du 14 avril 2005, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 864 du 8 septembre 2005

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  CONSTAT D'AUGMENTATION DE CAPITAL du 16 février 2006, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 965 du 17 mai 2006

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  CONSTAT D'AUGMENTATION DE CAPITAL du 27 avril 2006, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1329 du 10 juillet 2006,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 13 juillet 2006, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1765 du 21 septembre 2006,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 15 décembre 2006, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 573 du 11 avril 2007

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  CONSTAT D'AUGMENTATION DE CAPITAL du 31 janvier 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 820 du 8 mai 2007,

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  MODIFICATION du 3 juillet 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 2090 du 25 septembre 2007,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 3 juillet 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 2095 du 26 septembre 2007

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  CONSTAT D'AUGMENTATION DE CAPITAL du 31 août 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 2318 du 16 octobre 2007,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 12 novembre 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 2860 du 10 décembre 2007,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 13 décembre 2007, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 457 du 22 février 2008,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 15 février 2008, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 798 du 2 avril 2008,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 15 février 2008, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 798 du 2 avril 2008,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 15 février 2008, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 798 du 2 avril 2008,

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  CONSTAT D'AUGMENTATION DE CAPITAL du 15 février 2008, acte de Me Paul DECKER, notaire de résidence à Luxembourg-Eich, publié au Mémorial C Recueil des Sociétés et Associations, numéro 798 du 2 avril 2008,

    -MODIFICATION du 7 juillet 2008, acte de Me Paul DECKER, notaire de résidence à Luxembourg, publié au Mémorial C Recueil des Sociétés et Associations, numéro 1933 du 7 août 2008,

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  MODIFICATION du 16 février 2009, acte de Me Paul DECKER, notaire de résidence à Luxembourg, publié au Mémorial C Recueil des Sociétés et Associations, numéro du                ,

CHAPTER I.- FORM, NAME, REGISTERED OFFICE,
OBJECT, DURATION.

  Article 1. Form, Name.

        There is hereby established among the subscribers and all those who may become owners of the shares hereafter created a Company in the form of a société anonyme which will be governed by the laws of the Grand Duchy of Luxembourg ("Luxembourg") and by the present Articles as may be amended from time to time.

        The Company will exist under the name of "MILLICOM INTERNATIONAL CELLULAR S.A.".

  Article 2. Registered Office. (29.05.2007)

        The Company will have its registered office in Leudelange (Luxembourg).

        The registered office may be transferred to any other place within Luxembourg by a resolution of the board of directors.

        In the event the board of directors determine that extraordinary political, economic or social developments have occurred or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communications with such office or between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these abnormal circumstances. Such temporary measures will have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of the registered office, will remain a Luxembourg Company. Such temporary measures will be taken and notified to any interested parties by one of the bodies or persons entrusted with the daily management of the Company.

  Article 3. Purposes.

        The Company's purpose is to engage in all transactions pertaining directly or indirectly to the acquisition and holding of participating interests, in any form whatsoever, in any Luxembourg or foreign business enterprise, including but not limited to, the administration, management, control and development of any such enterprise.

        The Company may, in connection with the foregoing purposes, (i) acquire or sell by way of subscription, purchase, exchange or in any other manner any equity or debt securities or other financial instruments representing ownership rights, claims or assets issued by, or offered or sold to, any public or private issuer, (ii) issue any debt instruments exercise any rights attached to the foregoing securities or financial instruments, and (iii) grant any type of direct or indirect assistance, in any form, to or for the benefit of subsidiaries, affiliates or other companies in which it holds a participation directly or indirectly, including but not limited to loans, guarantees, credit facilities, technical assistance.

        In a general fashion the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.

  Article 4. Duration.

        The Company is formed for an unlimited duration.

CHAPTER II.- CAPITAL, SHARES.

        Article 5.Corporate Capital.    (2§, 8.10.1999; 2§, 19.12.2002; 1§, 2§, 17.02.2003; 27.05.2003, 2§, 17.10.2003, 2§ 16.12.2003, 2§, 30.04.2004, 2§, 28.07.2004, 2§, 16.12.2004; 2§, 14.04.2005; 2§, 16.02.2006; 2§, 27.05.2006; 2§, 13.07.2006, 2§, 15.12.2006, 2§, 31.01.2007; 2§, 29.07.2007, 31.08.2007; 2§ 12.11.2007; 2§ 13.12.2007; 4x 2§ 15.02.2008)

        The Company has an authorised capital of one hundred ninety-nine million nine hundred ninety-nine thousand eight hundred United States Dollars (USD 199,999,800.-) divided into one hundred thirty-three million three hundred thirty three thousand two hundred (133,333,200) shares with a par value of one point fifty United States Dollars (USD 1.50).

        The Company has an issued capital of one hundred sixty two million sixty-nine thousand eight hundred twenty-two United States Dollars (USD 162,069,822.-) represented by one hundred eight million forty-six thousand five hundred forty-eight (108.046.548) shares of the Company, having a par value of one point fifty United States Dollars (USD 1.50) each, fully paid-in.

        The capital of the Company may be increased or reduced by a resolution of the shareholders adopted in the manner required by the laws of Luxembourg for amendment of these Articles of Incorporation.

        The board of directors is authorized and empowered to:

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  realize any increase of the corporate capital within the limits of the authorized capital in one or several successive tranches, by issuing of new shares, against payment in cash or in kind, by conversion of claims, integration of distributable reserves or premium reserves, or in any other manner; and;

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  determine the place and date of the issue or the successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares; and

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  remove or limit the preferential subscription right of the shareholders in case of issue of shares against payment in cash.

        This authorization is valid for a period of 5 (five) years from the date of publication of the notarial deed documenting the renewal of the authorized capital in the Luxembourg Official Gazette—Mémorial C—and it may be renewed by a general meeting of shareholders for those shares of the authorized corporate capital which up to then will not have been issued by the board of directors.

        Following each increase of the corporate capital realized and duly stated in the form provided for by law, the second paragraph of this article 5 will be modified so as to reflect the actual increase; such modification will be recorded in authentic form by the board of directors or by any person duly authorized and empowered by it for this purpose.

  Article 6. Shares.(29.05.2007)

        The shares will be in the form of registered shares.

        The Company's shares may be held in electronic format in accordance with the requirements of the stock exchanges on which the Company's stock may be listed from time to time or may be represented by physical share certificates.

        Every holder of shares shall be entitled, without payment, to receive one registered certificate for all such shares or to receive several certificates for one or more of such shares upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the board of directors may from time to time determine. A registered holder who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge.

        Share certificates shall be signed by two directors. But such signatures may be either manual, or printed, or by facsimile. The Company may issue temporary share certificates in such form as the board of directors may from time to time determine.

        Shares of the Company shall be registered in the register of shareholders which shall be kept by the Company or by one or more persons designated therefor by the Company; such register shall contain the name of each holder, his residence or elected domicile and the number of shares held by him. Every transfer and devolution of a share shall be entered in the register of shareholders.

        The shares shall be freely transferable.

        Transfer of shares shall be effected by delivering the certificate or certificates representing the same to the Company along with an instrument of transfer satisfactory to the Company or by written declaration of transfer inscribed in the register of shareholders, dated and signed by the transferor, or by persons holding suitable powers of attorney to act therefor.

        Every shareholder must provide the Company with an address to which all notices and announcements from the Company may be sent. Such address will also be entered in the register of shareholders.

        In the event that such shareholder does not provide such an address, the Company may permit a notice to this effect to be entered in the register of shareholders and the shareholder's address will be deemed to be at the registered office of the Company, or such other address as may be so entered by the Company from time to time, until another address shall be provided to the Company by such shareholder. The shareholder may, at any time, change his address as entered in the register of shareholders by means of a written notification to the Company at its registered office, or at such other address as may be set by the Company from time to time and notice thereof given to the shareholders.

        The Company will recognise only one holder of a share of the Company. In the event of joint ownership, the Company may suspend the exercise of any right deriving from the relevant share until one person shall have been designated to represent the joint owners vis-a-vis the Company.

        If any shareholder can prove to the satisfaction of the Company that his share certificate has been mislaid, lost, stolen or destroyed, then, at his request, a duplicate certificate may be issued under such conditions as the Company may determine subject to applicable provisions of law.

        Mutilated share certificates may be exchanged for new ones on the request of any shareholder. The mutilated certificates shall be delivered to the Company and shall be annulled immediately.

        The Company may repurchase its shares of common stock using a method approved by the board of directors of the Company in accordance with Luxembourg law and the rules of the stock exchange(s) on which the Company's common stock may be listed from time to time.

        As required by the Luxembourg law on transparency obligations of 11 January 2008 (the "Transparency Law"), any person who acquires or disposes of shares in the Company's capital must notify the Company's board of directors of the proportion of shares held by the relevant person as a result of the acquisition or disposal, where that proportion reaches, exceeds or falls below the thresholds referred to in the Transparency Law. As per the Transparency Law, the above also applies to the mere entitlement to acquire or to dispose of, or to exercise, voting rights in any of the cases referred to in the Transparency Law. As per this Article, the requirements of the Transparency Law also apply where the mentioned proportion reaches, exceeds or falls below a threshold of 3%. The penalties provided for in article 28 of the Transparency Law apply to any breach of the above mentioned obligation, including with respect to the 3% threshold

CHAPTER III.- BOARD OF DIRECTORS, STATUTORY AUDITORS.

  Article 7. Board of Directors.

        The Company will be administered by a board of directors composed of at least 6 (six) members. Members of the board of directors need not be shareholders of the Company.

        The directors will be elected by the shareholders' meeting, which will determine their number, for a period not exceeding 6 (six) years, and they will hold office until their successors are elected. They are re-eligible, but they may be removed at any time, with or without cause, by a resolution of the shareholders' meeting.

        Where a legal person is appointed as a director (the "Legal Entity"), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as Sole Director or as member of the Board in accordance with article 51bis of the Luxembourg law of August 10th 1915 on commercial companies, as amended.

        In the event of a vacancy on the board of directors, the remaining directors may meet and may elect by majority vote a director to fill such vacancy until the next meeting of shareholders.

  Article 8. Meetings of the Board of Directors. (29.05.2007)

        The board of directors shall appoint a chairman (the "Chairman") among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the board of directors and of the resolutions passed at the general meetings of shareholders.

        The board of directors will meet upon call by the chairman. A meeting of the board must be convened if any two directors so require.

        The Chairman shall preside at all meetings of the board of directors of the Company, except that in his absence the board of directors may elect by a simple majority of the directors present another director or a duly qualified third party as chairman of the relevant meeting. The Chairman may preside at all meetings of the shareholders of the Company and shall also be authorised to delegate the duty of presiding any such meeting to another member of the board of directors of the Company, any senior executive officer of the Company, or any duly qualified third party.

        Except in cases of urgency or with the prior consent of all those entitled to attend, at least 3 (three) days' written notice of board meetings shall be given. Any such notice shall specify the time and place of the meeting and the nature of the business to be transacted.

        No such written notice is required if all the members of the board of directors are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The written notice may be waived by the consent in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, of each member of the board of directors. Separate written notice shall not be required for meetings that are held at times and places determined in a schedule previously adopted by resolution of the board of directors.

        Every board meeting shall be held in Luxembourg or at such other place as the board may from time to time determine.

        Any member of the board of directors may act at any meeting of the board of directors by appointing in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, another director as his or her proxy.

        A quorum of the board shall be the presence of 4 (four) of the directors holding office.

        Decisions will be taken by the affirmative votes of a simple majority of the directors present or represented.

        Notwithstanding the foregoing, a resolution of the board of directors may also be passed in writing, in case of urgency or where other exceptional circumstances so require. Such resolution shall consist of one or several documents containing the resolutions and signed, manually or electronically by means of an electronic signature which is valid under Luxembourg law, by each director. The date of such resolution shall be the date of the last signature.

        Any director may participate in a meeting of the board of directors by conference call, video conference or similar means of communications equipment whereby (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the directors can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting. A meeting of the board of directors held by such means of communication will be deemed to be held in Luxembourg.

  Article 9. Minutes of meetings of the Board of Directors.

        The minutes of any meeting of the board of directors will be signed by the chairman of the meeting. Any proxies will remain attached thereto.

        Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise will be signed by the chairman or by any two members of the board of directors.

  Article 10. Powers of the Board of Directors.

        The board of directors is vested with the broadest powers to perform all acts necessary or useful for accomplishing the corporate object of the Company. All powers not expressly reserved by law or by the present articles to the general meeting of shareholders are in the competence of the board of directors.

  Article 11. Delegation of Powers.

        The board of directors may delegate the daily management of the Company and the representation of the Company within such daily management to one or more directors, officers, executives, employees or other persons who may but need not be shareholders, or delegate special powers or proxies, or entrust determined permanent or temporary functions to persons or agents chosen by it.

  Article 12. Directors' Remuneration.

        Each of the directors will be entitled to fees for acting as such at such rate as may from time to time be determined by resolution of the general meeting of shareholders. Any director to whom is delegated daily management or who otherwise holds executive office will also be entitled to receive such remuneration (whether by way of salary, participation in profits or otherwise and including pension salary and including pension contributions) as the board of directors may from time to time decide.

        Article 13. Conflict of Interests. (3§, 14.09.2004, 29.05.2007)

        No contract or other transaction between the Company and any other person shall be affected or invalidated by the fact that any director, officer or employee of the Company has a personal interest in, or is a director, officer or employee of such other person, except that (x) such contract or transaction shall be negotiated on an arms' length basis on terms no less favorable to the Company than could have been obtained from an unrelated third party and, in the case of a director, the director shall abstain from voting on any matters that pertain to such contract or transaction at any meeting of the board of directors of the Company, and (y) any such personal interest shall be fully disclosed to the Company by the relevant director, officer or employee.

        In the event that any director or officer of the Company may have any personal interest in any transaction of the Company, he shall make known to the board such personal interest and shall not consider or vote on any such transaction, and such transaction and such director's or officer's interest therein shall be reported to the next general meeting of shareholders.

        Article 14. Indemnification (29.05.2007)

        The Company shall indemnify any director or officer and his/her heirs, executors and administrators for any damages, compensations and costs to be paid by him/her and any expenses reasonably incurred by him/her as a consequence of, or in connection with any action, suit or proceeding to which he/she may be a party by reason of him/her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor, except in relation to matters as to which he/she shall be finally judged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by its legal counsel that the person to be indemnified did not commit such breach of duty. The foregoing right of indemnification shall not exclude other rights to which he/she may be entitled.

        The indemnification by the Company shall include the right of the Company to pay or reimburse a defendant's reasonable legal costs before any proceeding or investigation against the defendant shall have resulted in a final judgment, settlement or conclusion, provided the Company's directors shall have determined in good faith that the defendant's actions did not constitute wilful and deliberate violations of the law and shall have obtained the relevant legal advice to that effect.

  Article 15. Representation of the Company.

        The Company will be bound towards third parties by the joint signatures of any two directors or by the individual signature of the person to whom the daily management of the Company has been delegated, within such daily management, or by the joint signatures or single signature of any persons to whom such signatory power has been delegated by the board, but only within the limits of such power.

  Article 16. Auditors.

        The supervision of the operations of the Company is entrusted to one or more auditors who need not be shareholders.

        The auditors will be elected by the shareholders' meeting by a simple majority of the votes present or represented at such meeting, which will determine their number, for a period not exceeding (6) six years. They will hold office until their successors are elected. They are re-eligible, but they may be removed at any time, with or without cause, by a resolution adopted by a simple majority of the shareholders present or represented at a meeting of shareholders.

CHAPTER IV.- MEETINGS OF SHAREHOLDERS.

  Article 17. Powers of the meeting of shareholders.

        Any regularly constituted meeting of shareholders of the Company represents the entire body of shareholders. It has the powers conferred upon it by law.

  Article 18.

        The board of directors will determine in the convening notice the formalities to be observed by each shareholder for admission to a general meeting of the shareholders.

  Article 19. Annual General Meeting.

        The annual general meeting will be held in the Grand-Duchy of Luxembourg, at the registered office of the Company or at such other place as may be specified in the notice convening the meeting on the last Tuesday of May of each year, at 4.00 p.m. for the year 2009, and then for the following years at 10 a.m. If such day is a public holiday, the meeting will be held on the next following business day.

        Article 20. Other General Meetings. (29.05.2007)

        Such meetings must be convened by the board of directors of the Company if shareholders representing at least ten percent (10%) of the Company's issued share capital so require.

        Article 21. Procedure, Vote. (29.05.2007)

        Shareholders will meet upon call by the board of directors or the auditor or the auditors made in the forms provided for by law. The notice will contain the agenda of the meeting.

        If all the shareholders are present or represented at a shareholders' meeting and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice.

        A shareholder may act at any General Meeting by appointing another person who need not be a shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed.

        The shareholders may vote in writing (by way of a voting bulletins) on resolutions submitted to the shareholders' meeting provided that the written voting bulletins include (i) the name, first name, address and the signature of the relevant shareholder, (ii) the indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice and (iv) the voting instructions (approval, refusal, abstention) for each point of the agenda. In order to be taken into account, the original voting bulletins must be received by the Company within the time period set by the Company's board of directors, or, absent any time period set by the board of directors, at least 72 (seventy-two) hours before the relevant shareholders' meeting.

        The board of directors may determine all other conditions that must be fulfilled in order to take part in a shareholders' meeting.

        The shareholders of the Company shall be entitled at each meeting of the shareholders to one vote for every share.

        No quorum is required for a meeting of the ordinary general meeting of the shareholders and resolutions are adopted at such meeting by a simple majority of the votes cast. Unless otherwise required under Luxembourg law, an extraordinary general meeting convened to amend any provisions of the Articles or the withdrawal of the Company's shares from public listing in a going-private transaction, shall not validly deliberate unless at least one half of the share capital is represented and the agenda indicates the proposed amendments to the Articles. If the first of these conditions is not satisfied, a second meeting may be convened, in the manner prescribed by the Articles or by the Law. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be adopted by a two-third majority of the votes cast. Copies or extract of the minutes of the meetings of shareholders to be produced in court will be signed by the chairman or by any two Directors.

CHAPTER V. FINANCIAL YEAR, DISTRIBUTION OF PROFITS.

  Article 22. Financial Year.

        The Company's financial year begins on the first day of January and ends on the last day of December in every year, except that the first financial year will begin on the date of formation of the Company and will end on the last day of December 1992.

        The board of directors shall prepare annual accounts in accordance with the requirements of Luxembourg law and accounting practice.

  Article 23. Appropriation of Profits.

        From the annual net profits of the Company, five per cent (5%) shall be allocated to the reserve required by law. That allocation will cease to be required as soon and for as long as such reserve amounts to ten per cent (10%) of the aggregate par value of the issued capital of the Company.

        Upon recommendation of the board of directors, the general meeting of shareholders determines how the remainder of the annual net profits will be disposed of. It may decide to allocate the whole or part of the remainder to a reserve or to a provision reserve, to carry it forward to the next following financial year or to distribute it to the shareholders as dividend.

        Subject to the conditions fixed by law, the board of directors may pay out an advance payment on dividends. The board fixes the amount and the date of payment of any such advance payment.

        Dividends may also be paid out of unappropriated net profit brought forward from prior years. Dividends shall be paid in United States Dollars or by free allotment of shares of the Company or otherwise in specie as the directors may determine, and may be paid at such times as may be determined by the board of directors. Payment of dividends shall be made to holders of shares at their addresses in the register of shareholders. No interest shall be due against the Company on dividends declared but unclaimed.

        Shareholders are entitled to share in the profits of the Company pro rata to the paid up par value of their shareholding.

CHAPTER VI.- DISSOLUTION, LIQUIDATION.

  Article 24. Dissolution, Liquidation.

        The Company may be dissolved by a decision taken in a meeting of shareholders resolving at the same conditions as to quorum of presence and majority as those imposed by Article 20.

        Should the Company be dissolved, the liquidation will be carried out by one or more liquidators appointed by the general meeting of shareholders, which will determine their powers and their compensation.

        The shares carry a right to a repayment (from the assets available for distribution to shareholders) of the nominal capital paid up in respect of such shares and the right to share in surplus assets on a winding up of the Company pro rata to the par value paid up on such shares.

CHAPTER VII.- APPLICABLE LAW.

  Article 25. Applicable Law.

        All matters not governed by these articles of incorporation shall be determined in accordance with the Luxembourg law of August 10th, 1915, on commercial companies, as amended.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE:
CHAPITRE Ier.- FORME, DENOMINATION, SIEGE,
OBJET, DUREE.

  Article 1er. Forme, Dénomination.

        Il est formé par les présentes entre les souscripteurs et tous ceux qui deviendront propriétaires des actions ci-après créées une société sous forme de société anonyme qui sera régie par les lois du Grand-Duché de Luxembourg ("Luxembourg") et par les présents statuts tels qu'ils peuvent être modifiés de temps à autres.

        La Société adopte la dénomination "MILLICOM INTERNATIONAL CELLULAR S.A.".

        Article 2. Siège social. (29.05.2007)

        Le siège social est établi à Leudelange (Luxembourg).

        Il peut être transféré dans tout autre endroit du Luxembourg par une décision du conseil d'administration.

        Au cas où le conseil d'administration estimerait que des événements extraordinaires d'ordre politique, économique ou social de nature à compromettre l'activité normale au siège social ou la communication aisée avec ce siège ou entre ce siège et l'étranger se sont produits ou sont imminents, il pourra transférer temporairement le siège social à l'étranger jusqu'à cessation complète de ces circonstances anormales. Ces mesures provisoires n'auront aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire du siège, restera luxembourgeoise. Pareilles mesures temporaires seront prises et portées à la connaissance des tiers par l'un des organes exécutifs de la Société ayant qualité de l'engager pour les actes de gestion courante et journalière.

  Article 3. Objet.

        L'objet pour lequel la société est constituée est de s'engager dans toute opération relevant directement ou indirectement de l'acquisition de participations dans toute entreprise commerciale, y compris, mais sans que cette énumération soit limitative, l'administration, la gestion, le contrôle et le développement de toute entreprise, et de s'engager dans toutes autres opérations dans lesquelles une société de droit luxembourgeois peut s'engager.

        La Société peut, en relation avec l'objet susmentionné, (i) acquérir ou vendre par la souscription, l'achat, l'échange ou tout autre procédé, des actions ou obligations or tout autre instrument financier représentant des droits de propriété, créances ou actifs émis par, offerts ou vendus au public ou à un émetteur privé, (ii) émettre des instruments de dette et émettre des droits attachés aux actions et obligations mentionnés ci-dessus ou aux instruments financiers, et (iii) accorder tout type d'assistance directe ou indirecte, sous toute forme, à ou pour le bénéfice de succursales, filiales, ou tout autre type de société dans lesquelles elle détient directement ou indirectement une participation, y compris de manière non-exhaustive des prêts, garanties, facilités de crédit, assistance technique.

        D'une manière générale, la Société peut effectuer toutes les opérations commerciales, industrielles ou financières et accomplir toute autre activité qu'elle jugera utiles à l'accomplissement et au développement de son objet social susmentionné.

  Article 4. Durée.

        La Société est constituée pour une durée illimitée.

CHAPITRE II.- CAPITAL, ACTIONS.

        Article 5. Capital social. (2§, 28.10.1999, 19.12.2002; 1+2§, 17.03.2003; 27.05.2003, 2§, 17.10.2003, 2§, 16.12.2003, 1+2§16.02.2004, 2§, 30.04.2004, 2§, 28.07.2004; 2§, 16.12.2004; 2§, 14.04.2005; 2§ 16.02.2006; 2§, 27.04.2006; 2§, 13.07.2006; 2§, 15.12.2006, 2§ 31.01.2007; 2§, 03.07.2007; 2§, 31.08.2007; 2§ 12.11.2007; 2§, 13.12.2007; 4x 2§, 15.02.2008)

        Le capital autorisé de la Société est fixé à cent quatre-vingt dix-neuf millions neuf cent quatre-vingt dix-neuf mille huit cent Dollars des Etats Unis d'Amérique (USD 199.999.800,-) divisé en cent trente-trois millions trois cent trente-trois mille deux cents (133.333.200) actions d'une valeur nominale de un dollar des Etats Unis d'Amérique cinquante cents (USD 1,50).

        Le capital social émis de la Société est de cent soixante-douze millions soixante-neuf mille huit cent vingt-deux dollars des Etats-Unis d'Amérique (162.069.822,-USD) représenté par cent huit millions quarante-six mille cinq cent quarante-huit (108.046.548) actions ayant une valeur nominale de un virgule cinquante dollars des Etats-Unis d'Amérique (1,50 USD) chacune entièrement libérées.

        Le capital de la Société peut être augmenté ou réduit par décision des actionnaires adoptée de la manière requise par les lois du Luxembourg pour la modification de ces statuts.

        Le conseil d'administration est autorisé et mandaté de:

  –
  procéder à toute augmentation du capital social dans les limites du capital autorisé en une ou plusieurs tranches successives, par l'émission de nouvelles actions, ayant pour contrepartie le paiement en espèces ou en nature, par la conversion de dettes, l'intégration de reserves distribuables ou de réserves de prime d'émission, ou de toute autre manière; et;

  –
  fixer le lieu et la date de l'émission ou des émissions successives, le prix d'émission, les conditions et modalités de souscription et de libération des actions nouvelles; et

  –
  supprimer ou limiter le droit préférentiel de souscription des action- naires en cas d'émission d'actions contre paiement en espèces.

        Cette autorisation est valable pour une période de 5 (cinq) ans à compter de la date de publication de l'acte notarié documentant le renouvellement du capital autorisé dans la Gazette Officielle du Luxembourg—Mémorial C—et il pourra être renouvelé par une assemblée générale des actionnaires pour ces actions du capital social autorisé qui n'auront pas été jusqu' alors émises par le conseil d'administration.

        A la suite de chaque augmentation de capital réalisée et dûment constatée dans la forme prévue par la loi, le second alinéa de cet article 5 sera modifié de façon à refléter l'augmentation; une telle modification sera constatée par acte notarié par le conseil d'administration ou par toute personne dûment autorisée et mandatée par celui-ci à cette fin.

        Article 6. Actions. (29.05.2007)

        Les actions sont sous forme nominative.

        Les actions de la Société peuvent être détenues sous forme électronique en accord avec les règles des bourses de valeurs auxquelles les actions de la Société peuvent être cotées de temps à autre, ou peuvent être représentées par des certificats physiques.

        Chaque actionnaire aura le droit de recevoir gratuitement un certificat nominatif représentant ses actions ou de recevoir plusieurs certificats représentant une ou plusieurs de ses actions après paiement, pour chaque certificat émis après l'établissement du premier certificat, des frais raisonnables que le conseil d'administration arrête de temps à autres. Un actionnaire nominatif qui transfère une partie des actions comprises dans sa participation nominative aura droit sans frais à un certificat représentant le solde de ses actions.

        Les certificats d'actions seront signés par deux administrateurs. Les signatures peuvent être soit manuelles, soit imprimées, soit par facsilisme. La Société peut émettre des certificats d'actions temporaires dans la forme que le conseil d'administration détermine de temps à autres.

        Les actions de la Société seront enregistrées dans le registre des actionnaires qui sera tenu par la Société ou par une ou plusieurs personnes désignées à cet effet par la Société; ce registre renseigne le nom de chaque actionnaire, son adresse ou domicile élu et le nombre d'actions détenues par lui. Toute cession ou dévolution d'une action sera inscrite dans le registre des actionnaires.

        Les actions seront transférables librement.

        La cession d'actions sera effectuée par la délivrance à la Société du ou des certificats représentant celles-ci à l'appui du document de cession dans une forme satisfaisant la Société ou par une déclaration de cession écrite inscrite au registre des actionnaires, datée et signée par le cessionnaire, ou par les personnes détenant les pouvoirs de représentation appropriés à cet effet.

        Tout actionnaire est tenu de fournir à la Société une adresse à laquelle toute notification et tout avis de la Société pourront être envoyés. Cette adresse sera inscrite dans le registre des actionnaires.

        Au cas où un actionnaire ne fournirait pas une telle adresse, la Société pourra autoriser l'inscription d'une mention à cet effet dans le registre des actionnaires et l'adresse de l'actionnaire sera censée être au siège social de la Société, ou à telle autre adresse que la Société mentionnera de temps à autres dans le registre des actionnaires, jusqu'à ce qu'une autre adresse soit fournie à la Société par cet actionnaire. L'actionnaire pourra à tout moment changer son adresse inscrite au registre des actionnaires au moyen d'une communication écrite envoyée à la Société à son siège social, ou à toute autre adresse indiquée de temps à autres par la Société par avis donné aux actionnaires.

        La Société ne reconnaîtra qu'un propriétaire par action émise par la Société. Dans le cas d'une co-propriété, la Société pourra suspendre l'exercice de tout droit lié à l'action concernée jusqu'à ce qu'une personne aura été désignée pour représenter les co-propriétaires envers la Société.

        Si un actionnaire peut établir à suffisance de droit envers la Société que son certificat d'action a été détourné, perdu, volé ou détruit, un duplicata pourra lui être délivré à sa demande aux conditions déterminées par la Société sous réserve des dispositions applicables de la loi.

        Les certificats d'actions endommagés pourront être échangés contre des certificats nouveaux à la demande de tout actionnaire. Les certificats endommagés seront remis à la Société et annulés immédiatement.

        La Société peut racheter ses propres actions selon une méthode approuvée par le conseil d'administration de la Société en accord avec la loi luxembourgeoise et les règles des bourses de valeurs auxquelles les actions de la Société peuvent être cotées de temps à autre.

        Comme requis par la loi luxembourgeoise relative aux obligations de transparence du 11 janvier 2008 (la "Loi Transparence"), toute personne qui acquiert ou dispose des actions dans le capital de la Société est tenue de notifier le conseil d'administration de la Société le pourcentage d'actions détenues par la personne concernée suite à l'acquisition ou la cession, lorsque ce pourcentage atteint, passe au-dessus ou en dessous des seuils mentionnées par la Loi Transparence. Selon la Loi Transparence, ce qui précède s'applique aussi au seul droit d'acquérir ou de céder ou d'exercer des droits de vote dans chacun des cas auxquels la Loi Transparence fait référence. Selon cet Article, les conditions de la Loi Transparence s'appliquent aussi quand le pourcentage mentionné atteint, passe au-dessus ou en dessous de 3%. Les sanctions édictées par l'article 28 de la Loi Transparence s'appliquent à toute violation de l'obligation susmentionnée, y inclus par rapport au seuil de 3%.

CHAPITRE III.- CONSEIL D'ADMINISTRATION,
COMMISSAIRE AUX COMPTES.

  Article 7. Conseil d'administration.

        La Société est administrée par un conseil d'administration composé de 6 (six) membres au moins. Les membres du conseil d'administration n'ont pas besoin d'être actionnaires de la société.

        Les administrateurs seront nommés par l'assemblée générale des actionnaires, qui déterminera leur nombre, pour une durée qui ne peut dépasser 6 (six) ans, et ils resteront en fonction jusqu'à ce que leurs successeurs soient élus. Ils sont rééligibles et ils peuvent être révoqués à tout moment par l'assemblée générale, avec ou sans motif.

        Quand une personne morale sera nommée administrateur (la "Personnalité Morale"), la Personne Morale devra désigner une personne physique (représentant permanent) qui devra représenter la personne morale comme dirigeant unique ou comme membre du conseil conformément à l'article 51bis de la loi luxembourgeoise du 10 août 1915 sur les sociétés commerciales, telle que modifiée.

        En cas de vacance d'une ou de plusieurs places d'administrateurs, les administrateurs restants ont le droit d'élire par un vote majoritaire un autre administrateur jusqu'à la prochaine assemblée générale.

        Article 8. Réunions du Conseil d'administration. (29.05.2007)

        Le conseil d'administration devra nommer un président (le "Président") parmi ses membres et pourra choisir un secrétaire, qui n'aura pas besoin d'être administrateur, et qui sera responsable de conserver les procès-verbaux des réunions du conseil d'administration et des résolutions adoptées aux assemblées générales des actionnaires.

        Le conseil d'administration se réunira sur la convocation du président. Une réunion du conseil doit être convoquée si deux administrateurs le demandent.

        Le président présidera toutes les réunions du conseil d'administration de la Société, mais en son absence le conseil d'administration désignera à la majorité simple des administrateurs présents un autre administrateur ou un tiers dûment qualifié pour présider la réunion. Le président peut présider toutes les assemblées générales des actionnaires de la Société et sera aussi autorisé à déléguer le devoir de présider telle assemblée à un autre membre du conseil d'administration de la Société, tout membre de la direction de la Société, ou tout tiers dûment qualifié.

        Avis écrit de toute réunion du conseil d'administration sera donné à tous les administrateurs au moins 3 (trois) jours avant la date prévue pour la réunion, sauf s'il y a urgence ou avec l'accord de tous ceux qui ont droit d'assister à cette réunion. La convocation indiquera le lieu de la réunion et en contiendra l'ordre du jour.

        Une telle convocation n'est pas requise si tous les membres du conseil d'administration sont présents ou représentés à l'occasion de la réunion et s'ils précisent qu'ils ont été dûment informés, et d'avoir eu pleine connaissance de l'agenda de la réunion. La nécessité d'une convocation peut être supprimée si les membres y consentent par écrit, que ce soit par un original, un fax, ou un e-mail auquel une signature électronique (valable selon le droit luxembourgeois) est jointe, de chaque membre du conseil d'administration. Une convocation écrite séparée ne sera pas requise pour les réunions qui sont tenues à des moments et des lieux déterminés dans une annexe adoptée antérieurement par une résolution du conseil d'administration.

        Toute réunion du conseil d'administration se tiendra à Luxembourg ou à tout autre endroit que le conseil d'administration peut de temps à autres arrêter.

        Tout membre du conseil d'administration peut agir à n'importe quelle réunion du conseil d'administration en nommant par écrit, que ce soit par un original, un fax, ou un courriel auquel une signature électronique (valable selon le droit luxembourgeois) est jointe, un autre administrateur comme son mandataire.

        Le conseil d'administration ne pourra délibérer et agir valablement que si 4 (quatre) administrateurs sont présents.

        Les décisions sont prises à la majorité simple des voix des administrateurs présents ou représentés.

        Nonobstant ce qui précède, une résolution du conseil d'administration pourra aussi être adoptée en cas d'urgence ou si d'autres circonstances exceptionnelles le justifient. Une telle résolution devra consister en un ou plusieurs documents contenant la résolution et signée, manuellement ou électroniquement par le procédé de signature électronique (valable selon le droit luxembourgeois), par chaque administrateur. La date de cette résolution sera la date de la dernière signature.

        Chaque administrateur pourra participer à une réunion du conseil d'administration par conference téléphonique, visio-conférence or tout autre moyen de communication similaire par lequel (i) les administrateurs présents à la réunion peuvent être identifiés, (ii) toutes les personnes participant à la réunion peuvent entendre et parler à chacun d'entre eux, (iii) la transmission de la réunion est réalisée de façon ininterrompue et (iv) les administrateurs peuvent débattre comme il se doit, et participent à une réunion par tout moyen qui équivaut à une présence physique à la réunion. Une réunion du conseil d'administration tenue par de tels moyens de communication sera réputée avoir été tenue à Luxembourg.

  Article 9. Procès-verbaux des réunions du Conseil d'administration.

        Les procès-verbaux de toute réunion du conseil d'administration seront signés par le président de la réunion. Les procurations resteront annexées aux procès-verbaux.

        Les copies ou extraits de ces procès-verbaux, destinés à servir en justice ou ailleurs, seront signés par le président du conseil d'administration ou par deux administrateurs.

  Article 10. Pouvoirs du Conseil d'administration.

        Le conseil d'administration a les pouvoirs les plus larges pour accomplir tous les actes nécessaires ou utiles à la réalisation de l'objet social. Tous les pouvoirs qui ne sont pas réservés expressément à l'assemblée générale par la loi ou les présents statuts sont de la compétence du conseil d'administration.

  Article 11. Délégation de pouvoirs.

        Le conseil d'administration peut déléguer la gestion journalière de la Société ainsi que la représentation de la Société en ce qui concerne cette gestion à un ou plusieurs administrateurs, directeurs, fondés de pouvoirs, employés ou autres agents qui n'auront pas besoin d'être actionnaires de la Société, ou conférer des pouvoirs ou mandats spéciaux ou des fonctions permanentes ou temporaires à des personnes ou agents de son choix.

  Article 12. Rémunération des administrateurs.

        Chaque administrateur aura droit à une rémunération pour l'exercice de ses fonctions d'administrateur au taux qui sera déterminé de temps à autres par l'assemblée générale des actionnaires. Un directeur à qui est déléguée la gestion journalière ou qui exerce par ailleurs des fonctions exécutives aura également droit à une rémunération (que ce soit sous la forme d'un salaire, d'une participation aux profits ou autrement y compris une pension de retraite, et une contribution à une pension de retraite) telle que le conseil d'administration pourra arrêter de temps à autres.

        Article 13. Conflit d'Intérêts. (3§, 14.09.2004; 29.05.2007)

        Aucun contrat ni aucune transaction que la Société pourra conclure avec un tiers ne pourra être affecté ou invalidé par le fait qu'un administrateur, directeur ou employé de la Société ait un intérêt personnel ou soit un administrateur, directeur ou employé de ce tiers, tant que (x) ce contrat ou transaction sera négocié de plein gré à des termes non moins favorables pour la Société que ceux qui auraient pu être obtenus d'une partie tierce et, dans le cas d'un administrateur, celui-ci devra s'abstenir de voter sur tout sujet qui concerne ce contrat ou cette transaction à toute réunion du conseil d'administration de la Société, et (y) tout intérêt personnel sera notifié à la Société par l'administrateur, le directeur ou l'employé concerné.

        Au cas où un administrateur ou fondé de pouvoirs aurai un intérêt personnel dans une transaction de la Société, il en avisera le conseil d'administration et il ne pourra prendre part aux délibérations ou émettre un vote au sujet de cette opération, et cette transaction ainsi que l'intérêt personnel de l'administrateur ou du fondé de pouvoir seront portés à la connaissance de la prochaine assemblée générale.

  Article 14. Indemnisation (29.05.2007)

        La Société indemnisera tout administrateur ou fondé de pouvoirs et leurs héritiers, exécuteurs testamentaires et administrateurs de biens pour tous dommages-intérêts, compensations et dépens à leur charge ainsi que tous frais raisonnables qu'ils auront encouru par suite ou en conséquence de leur comparution en tant que défendeurs dans des actions en justice, des procès ou des poursuites judiciaires qui leur auront été intentés de par leur fonctions actuelles ou anciennes d'administrateur ou de fondé de pouvoirs de la Société ou, à la demande de la Société, de toute autre société dans laquelle la Société est actionnaire ou créancier exception faite pour les cas où ils auraient été déclarés coupables pour négligence grave ou pour avoir volontairement manqué à leurs devoirs envers la Société; en cas d'arrangement transactionnel, l'indemnisation ne portera que sur les matières couvertes par l'arrangement transactionnel et dans ce cas seulement si la Société est informée par son conseiller juridique que la personne à indemniser n'aura pas manqué à ses devoirs envers la Société. Le droit à

indemnisation qui précède n'exclut pas pour les personnes susnommées le recours à d'autres droits auxquels elles pourraient prétendre.

        L'indemnisation par la Société inclura le droit pour la Société de payer ou rembourser les frais légaux raisonnables d'un défendeur avant que toute procédure ou investigation contre le défendeur ait résulté en un jugement final, une transaction ou conclusion, à condition que les administrateurs de la Société aient décidé de bonne foi que les actions du défendeur ne constituaient pas des violations intentionnelles et délibérées de la loi et qu'ils ont reçu un avis juridique pertinent à ce sujet.

  Article 15. Représentation de la Société.

        Vis-à-vis des tiers, la Société sera engagée par les signatures conjointes de deux administrateurs, ou par la signature individuelle de la personne à laquelle la gestion journalière de la Société a été déléguée, dans le cadre de cette gestion journalière, ou par la signature conjointe ou par la signature individuelle de toutes personnes à qui un tel pouvoir de signature aura été délégué par le conseil d'administration, mais seulement dans les limites de ce pouvoir.

  Article 16. Commissaire aux comptes.

        Les opérations de la Société sont surveillées par un ou plusieurs commissaires aux comptes, actionnaires ou non.

        Le ou les commissaires aux comptes seront nommés par l'assemblée générale des actionnaires statuant à la majorité simple des actions présentes ou représentées, qui déterminera leur nombre, pour une durée qui ne peut dépasser 6 (six) ans. Ils resteront en fonction jusqu'à ce que leurs successeurs sont élus. Ils sont rééligibles et ils peuvent être révoqués à tout moment par l'assemblée générale statuant à une majorité simple des actions présentes ou représentées avec ou sans motif.

CHAPITRE IV.- ASSEMBLEE GENERALE DES ACTIONNAIRES.

  Article 17. Pouvoirs de l'assemblée générale.

        Toute assemblée générale des actionnaires régulièrement constituée représente l'ensemble des actionnaires. Elle a tous les pouvoirs qui lui sont réservés par la loi.

  Article 18.

        Le Conseil d'Administration déterminera dans l'avis de convocation les formalités devant être observées par chaque actionnaire pour être admis à l'assemblée générale des actionnaires.

  Article 19. Assemblée générale annuelle.

        L'assemblée générale annuelle se réunit au Grand-Duché de Luxembourg au siège social de la Société ou à tel autre endroit indiqué dans les avis de convocation le dernier mardi du mois de mai de chaque année à 16.00 heures pour l'année 2009, et à 10.00 heures pour les années suivantes. Si ce jour est un jour férié légal, l'assemblée se tiendra le premier jour ouvrable suivant.

        Article 20. Autres assemblées générales. (29.05.2007)

        De telles Assemblées Générales doivent être convoquées par le conseil d'administration de la Société si des actionnaires représentant au moins 10% du capital social de la Société le demandent.

        Article 21. Procédure, vote. (29.05.2007)

        Les assemblées générales seront convoquées par le conseil d'administration ou par le ou les commissaires aux comptes conformément aux conditions fixées par la loi. La convocation contiendra l'ordre du jour de l'assemblée générale.

        Au cas où tous les actionnaires sont présents ou représentés et déclarent avoir eu connaissance de l'ordre du jour de l'assemblée, celle-ci peut se tenir sans convocations préalables.

        Un actionnaire peut agir à une Assemblée Générale en nommant une autre personne qui ne doit pas nécessairement être actionnaire comme son mandataire, par écrit, que ce soit par un original, un fax, ou un courriel auquel une signature électronique (valable selon le droit luxembourgeois) est jointe.

        Les actionnaires ont la possibilité de voter par écrit (par le biais de bulletins de vote) sur les résolutions soumises à l'assemblée des actionnaires à la condition que les bulletins de vote écrits incluent (i) le nom, le prénom, l'adresse et la signature de l'actionnaire concerné, (ii) l'indication des actions pour lesquelles l'actionnaire exercera ce droit, (iii) l'agenda tel qu'indiqué dans la convocation écrite (iv) les instructions de vote (approbation, refus, abstention) pour chaque point de l'agenda. Afin d'être pris en compte, les bulletins de vote originaux doivent être reçus par la Société dans un délai décidé par le conseil d'administration ou, en l'absence d'un délai prévu par le conseil d'administration, au moins 72 (soixante-douze) heures avant l'assemblée des actionnaires en question.

        Le conseil d'administration peut arrêter toutes autres conditions à remplir pour prendre part aux assemblée générales.

        Chaque actionnaire de la société aura à chaque assemblée des actionnaires droit à un vote pour chaque action.

        Aucun quorum n'est exigé pour une réunion de l'assemblée générale ordinaire des actionnaires et les résolutions sont adoptées à une telle assemblée à la majorité simple des voix. Sauf disposition contraire de la loi luxembourgeoise, une assemblée générale extraordinaire convoquée pour modifier toute disposition des Statuts ou pour le retrait des actions de la Société de la cotation dans une transaction de retrait du marché ne délibérera pas valablement à moins qu'au moins la moitié du capital ne soit représentée et que l'ordre du jour indique les modifications des Statuts proposées. Si la première de ces conditions n'est pas satisfaite, une deuxième assemblée peut être convoquée, de la manière prescrite par les Statuts ou la Loi. La deuxième assemblée délibérera valablement indépendamment de la proportion du capital représentée. A l'occasion de ces deux réunions, les résolutions, afin d'être valables, doivent être prises par un vote adopté à la majorité des deux-tiers. Les copies ou extraits des minutes des assemblées d'actionnaires pour être produites dans devant la Cour seront signées par le président ou par deux Administrateurs.

CHAPITRE V.- ANNEE SOCIALE, REPARTITION DES BENEFICES.

  Article 22. Année sociale.

        L'année sociale de la Société commence le premier janvier et finit le dernier jour de décembre de chaque année sauf la première année sociale qui commence à la date de constitution et finit le dernier jour de décembre 1992.

        Le conseil d'administration prépare les comptes annuels suivant les dispositions de la loi luxembourgeoise et les pratiques comptables.

  Article 23. Affectation des bénéfices.

        Sur les bénéfices nets de la Société il sera prélevé cinq pour-cent (5%) pour la formation d'un fonds de réserve légale. Ce prélèvement cesse d'être obligatoire lorsque et aussi longtemps que la réserve légale atteindra dix pour- cent (10%) de la totalité de la valeur nominale du capital social émis.

        Sur recommandation du conseil d'administration l'assemblée générale des actionnaires décide de l'affectation du solde des bénéfices annuels nets. Elle peut décider de verser la totalité ou une part du solde à un compte de réserve ou de provision, de le reporter à nouveau ou de le distribuer aux actionnaires comme dividendes.

        Le conseil d'administration peut procéder à un versement d'acomptes sur dividendes dans les conditions fixées par la loi. Il déterminera le montant ainsi que la date de paiement de ces acomptes.

        Des dividendes peuvent être distribués à partir des profits nets non distribués reportés en avant des années précédentes. Les dividendes seront payés en dollars des Etats-Unis d'Amérique ou par distribution gratuite d'actions de la Société ou autrement en nature de la façon arrêtée par les administrateurs, et peuvent être payés aux époques arrêtées par le conseil d'administration. Le paiement de dividendes sera fait aux actionnaires à leur adresse indiquée dans le registre des actionnaires. Aucun intérêt ne sera dû par la société sur des dividendes déclarés mais non réclamés.

        Les actionnaires ont le droit de participer au profit de la société proportionnellement au montant libéré de la valeur nominale de leurs actions.

CHAPITRE VI.- DISSOLUTION, LIQUIDATION.

  Article 24. Dissolution, liquidation.

        La société peut être dissoute par décision prise lors d'une assemblée des actionnaires statuant aux mêmes conditions de présence et de majorité que celles requises par l'article 20.

        Lors de la dissolution de la Société, la liquidation s'effectuera par les soins d'un ou de plusieurs liquidateurs, nommés par l'assemblée générale des actionnaires qui déterminera leurs pouvoirs et leurs émoluments.

        Les actions comportent un droit au remboursement (à partir des avoirs disponibles pour la distribution aux actionnaires) du montant du capital nominal libéré de ces actions et le droit de partager les avoirs supplémentaires dans le cadre d'une liquidation de la société proportionnellement au montant libéré de la valeur nominale de ces actions.

CHAPITRE VII.- LOI APPLICABLE.

  Article 25. Loi applicable.

        Toutes les matières qui ne sont pas régies par les présents statuts seront réglées conformément à la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée.

Pour statuts coordonnés,
Luxembourg, le 3 mars 2009.

QuickLinks

  Exhibit 1.1
MILLICOM INTERNATIONAL CELLULAR S.A.
siège: L-3372 Leudelange, 15 Rue Léon Laval R.C.S. Luxembourg B 40.630
STATUTS COORDONNES.
CHAPTER I.- FORM, NAME, REGISTERED OFFICE, OBJECT, DURATION.
CHAPTER II.- CAPITAL, SHARES.
CHAPTER III.- BOARD OF DIRECTORS, STATUTORY AUDITORS.
CHAPTER IV.- MEETINGS OF SHAREHOLDERS.
CHAPTER V. FINANCIAL YEAR, DISTRIBUTION OF PROFITS.
CHAPTER VI.- DISSOLUTION, LIQUIDATION.
CHAPTER VII.- APPLICABLE LAW.
SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE: CHAPITRE Ier.- FORME, DENOMINATION, SIEGE, OBJET, DUREE.
CHAPITRE II.- CAPITAL, ACTIONS.
CHAPITRE III.- CONSEIL D'ADMINISTRATION, COMMISSAIRE AUX COMPTES.
CHAPITRE IV.- ASSEMBLEE GENERALE DES ACTIONNAIRES.
CHAPITRE V.- ANNEE SOCIALE, REPARTITION DES BENEFICES.
CHAPITRE VI.- DISSOLUTION, LIQUIDATION.
CHAPITRE VII.- LOI APPLICABLE.